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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CIGNA Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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CIGNA Corporation Two Liberty Place 1601 Chestnut Street Philadelphia, PA 19192-1550 March 19, 2010

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

CIGNA Corporation Shareholders:

The annual meeting of shareholders will be held on Wednesday, April 28, 2010 at 3:30 p.m. at the Philadelphia Museum of Art, Van Pelt Auditorium, 26th Street and the Benjamin Franklin Parkway, Philadelphia, Pennsylvania. Directions to the Philadelphia Museum of Art are located on the back of the proxy statement.

At the meeting, CIGNA will ask the shareholders to:

  1.
  Elect four directors for terms expiring in April 2013 (Item 1 on the proxy card);

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010 (Item 2 on the proxy card);

  3.
  Approve the Amended and Restated CIGNA Long-Term Incentive Plan (Item 3 on the proxy card);

  4.
  Approve the CIGNA Corporation Directors Equity Plan (Item 4 on the proxy card); and

  5.
  Consider any other business properly brought before the meeting.

The Board of Directors recommends that you vote in favor of items 1, 2, 3 and 4. Each of these proposals is described in the proxy statement. CIGNA's 2010 Proxy Statement and 2009 Annual Report to Shareholders are available online by going to www.cigna.com > About Us > Investor Relations > Most Recent Disclosures > Financial Literature. You may also contact CIGNA's Shareholder Services Department at 215.761.3516 for an Annual Report and Proxy Statement.

CIGNA shareholders of record at the close of business on Monday, March 1, 2010 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Your vote is important, even if you do not own many shares. CIGNA encourages you to exercise your right to vote by any of the following means:

  1.
  By returning a completed, signed and dated proxy card in the enclosed envelope;

  2.
  By telephone in the United States using the telephone number found on your proxy card; or

  3.
  Over the Internet at http://www.proxyvoting.com/ci.

Sincerely,

DAVID M. CORDANI President and Chief Executive Officer By order of the Board of Directors,	ISAIAH HARRIS, JR. Chairman of the Board

NICOLE S. JONES Corporate Secretary

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NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS